Exhibit 10.16 - Asset Purchase Agreement and Secured Convertible Note August 2008

ASSET PURCHASE AGREEMENT

BETWEEN

RFC BB HOLDINGS, LLC

AND

ATTITUDE DRINKS, INC.

This ASSET PURCHASE AGREEMENT (this “Agreement”) dated August 8,, 2008 is by and between RFC BB HOLDINGS, LLC, a Delaware limited liability company (“Seller”), and ATTITUDE DRINKS, INC., a Delaware corporation (“Buyer”).

R E C I T A L S

WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller certain assets of Seller under the terms of this Agreement; and

WHEREAS, Buyer desires to assume all of obligations and liabilities under and with respect to the assets being purchased by Buyer hereunder.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto covenant and agree as follows:

AGREEMENT

ARTICLE 1

SALE OF ASSETS; ASSIGNMENT AND ASSUMPTION

1.1 Sale and Assignment of Assets

.  Seller does hereby sell, transfer, assign and deliver, or cause to be sold, transferred, assigned and delivered, to Buyer all of Seller’s right, title and interest in, to and under those certain assets of Seller transferred to Seller pursuant to the (a) Quitclaim Foreclosure Bill of Sale, dated as of January 18, 2008 between RFC BB Holdings, LLC., in its capacity as secured party, and Seller, in its capacity as buyer, and (b) Foreclosure Assignment of Trademarks, dated as of January 18, 2008, by Bravo! Brands, Inc. in favor of Seller, including but not limited to, the assets set forth on Schedule 1.1 attached hereto (collectively, the “Assets”), and Buyer hereby agrees to purchase all of Seller’s right, title and interest in, to and under all of the Assets under the terms of this Agreement.  NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, ALL OF SELLER’S INTERESTS IN, TO AND UNDER THE ASSETS SHALL BE CONVEYED TO BUYER ON A “QUITCLAIM”BASIS, WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, THE QUALITY, CONTENT, OR CONDITION OF THE ASSETS, TITLE, MERCHANTABILITY, OR FITNESS OF THE ASSETS FOR A PARTICULAR PURPOSE, AND ALL SUCH WARRANTIES ARE HERBY DISCLAIMED.  BUYER IS ACQUIRING SELLER’S RIGHT, TITLE AND INTEREST IN, TO AND UNDER THE ASSETS IN AN “AS IS” AND “WHERE IS” CONDITION.  BUYER HAS ASSESSED THESE MATTERS TO ITS SATISFACTION.  IN NO EVENT, SHALL SELLER BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THIS CONVEYENCE.

1

1.2 Purchase Price

.  In consideration for the Assets, Buyer shall pay to Seller as the purchase price (the “Purchase Price”) Five Hundred Seven Thousand Five Hundred Dollars ($507,500.00).  On the date hereof, Buyer shall issue to Seller a Secured Convertible Promissory Note (the “Note”) in the amount of the Purchase Price.  The Note shall be secured by a grant of a first priority perfected security interest in the Assets by Buyer in favor of Seller pursuant to the Security Agreement (Intellectual Property) between Buyer and Seller, dated as of the date hereof (the “Security Agreement”).

1.3 Acceptance and Assumption

.  Buyer hereby accepts the assignment of the Assets and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions, burdens and covenants, and to assume all of the liabilities to be observed, performed, paid or discharged of Seller under and with respect to the Assets (the “Assumed Liabilities”).  Seller retains none of the Assumed Liabilities, and the parties agree that all of the Assumed Liabilities shall be the sole responsibility of Buyer from and after the date of this Agreement.

1.4           Intellectual Property Transfer and Filing Fees and Costs.  Seller shall pay all fees and costs that Seller or Buyer may incur in filing documents in public offices in the Class I countries set forth on Schedule 1.1 in order to effect the transfer of the Assets from Seller to Buyer.  Buyer shall pay all fees and costs that Seller or Buyer may incur in filing documents in public offices in the Class II countries set forth on Schedule 1.1 in order to effect the transfer of the Assets from Seller to Buyer (and including any fees and costs to effect the transfer of the Assets to Seller from Bravo! Brands, Inc. and any other third party).

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents to Buyer as follows:

2.1 Ownership of Assets

.  Seller owns the Assets free and clear of all liens, claims and encumbrances of any kind, and Seller has full legal right, power and authority to sell, transfer and assign the Assets under this Agreement.

2.2 Authority

.  Seller has all requisite authority to enter into this Agreement and to perform all the obligations required to be performed by it hereunder.

2.3 Binding Effect

.  This Agreement is or will be, when executed and delivered, the legal, valid and binding obligations of Seller, enforceable in accordance with its terms, except as may be limited by bankruptcy or other factors generally affecting creditors rights.

ARTICLE 3

REPRESENTATIONS OF BUYER

Buyer represents to Seller as follows:

2

3.1 Authority

.  Buyer has all requisite authority to enter into this Agreement and to perform all the obligations required to be performed by it hereunder.

3.2 Binding Effect

.  This Agreement is or will be, when executed and delivered, the legal, valid and binding obligations of Buyer, enforceable in accordance with its terms, except as may be limited by bankruptcy or other factors generally affecting creditors rights.

3.3 No Consents

.  No consent, approval, order or authorization of, or registration, declaration or filing with, any court, governmental, regulatory or administrative body or agency, or other third party is required to be obtained or made in connection with the execution and delivery of this Agreement, the Note, the Security Agreement or any other agreement contemplated hereby by Buyer or the consummation by Buyer of the transactions contemplated hereby and thereby.

3.4 Title to Assets

.  BUYER ACKNOWLEDGES THAT ALL OF SELLER’S INTERESTS IN, TO AND UNDER THE ASSETS ARE SOLD “AS IS”AND “WHERE IS” CONDITION, WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, THE QUALITY, CONTENT, OR CONDITION OF THE ASSETS, TITLE, MERCHANTABLITY, OR FITNESS OF THE ASSETS FOR A PARTICULAR PURPOSE.

.

ARTICLE 4

MISCELLANEOUS

4.1 Entire Agreement

.  This Agreement and any schedules attached hereto contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect to such transactions.

4.2 Counterparts

.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

4.3 Successors and Assigns

.  This Agreement and the rights, interest, and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, including but not limited to successors and assigns by merger, purchase, liquidation or other acquisition or disposition.

4.4 Governing Law

.  This Agreement shall be governed, construed and enforced in accordance with the laws of Delaware, without regard to the conflicts of law rules of such state.

4.5 Waiver and Other Action

.  This Agreement may be amended, modified or supplemented only by a written instrument executed by Buyer and Seller.

3

4.6 Severability

.  The parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted by law.  Accordingly, should a court of competent jurisdiction determine that the scope of any provision is too broad to be enforced as written, the parties intend that the court should reform the provision to such narrower scope as it determines to be enforceable.  If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance, except to the extent such remaining provisions constitute obligations of another party to this Agreement corresponding to the unenforceable provision.

4.7 Further Actions

.  Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Agreement.

[Signature Page Follows]

4

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SELLER:

RFC BB Holdings, LLC

By:	/s/ Robert Possehl
Name:	Robert Possehl
Title:	Vice President

BUYER:

Attitude Drinks, Inc.

By:	/s/ Roy Warren
Name:	Roy Warren
Title:	CEO

SCHEDULE 1.1

ASSETS

TRADEMARK	COUNTRY CLASS
BLENDERS 78719566 United States of America Class(es):	Class I
BLENDERS 78661707 United States of America Class(es):	Class I
BODY SLAMMERS 78119374 United States of America Class(es):	Class I
BRAVO! BLENDERS 65818/ 1317894 Canada Class(es):	Class I
BRAVO! BLENDERS 65818/ 5 522 032 018/2007 European Community Class(es): 005	Class II
BRAVO! BLENDERS 65818/ 77000337 United States of America Class(es): 005	Class I
BRAVO! SHOOTERS 66515/ 1340455 Canada Class(es): 005	Class I
BRAVO! SHOOTERS 66515/ 844072 Mexico Class(es): 005	Class I
BRAVO! SHOOTERS 66515/ 77/024,094 United States of America Class(es): 005:	Class I
BRAVO! Stylized 64388/2 49394 Bahrain Class(es): 029	Class II

TRADEMARK	COUNTRY CLASS
BRAVO! Stylized 64388/1 49393 Bahrain Class(es): 005	Class II
BRAVO! Stylized 64388/3 49395 Bahrain Class(es): 030	Class II
BRAVO! Stylized 64388/4 49396 Bahrain Class(es): 032	Class II
BRAVO! Stylized 64388/ 1300116 Canada Class(es):	Class I
BRAVO! Stylized 64388/ 5137799 052/2006 European Community Class(es): 005, 029, 030, 032	Class II
BRAVO! Stylized 64388/ Jordan Class(es): 005, 029, 030, 032	Class II
BRAVO! Stylized 64388/ 77356 801 64347 Kuwait Class(es): 005	Class II
BRAVO! Stylized 64388-2/ 77357 Kuwait Class(es): 029	Class II
BRAVO! Stylized 64388-3/ 77358 816 65831 Kuwait Class(es): 030	Class II
BRAVO! Stylized 64388-4/ 77359 Kuwait Class(es): 032	Class II
BRAVO! Stylized 64388/ Lebanon Class(es): 005, 029, 030, 032	Class II
BRAVO! Stylized 64388/3 780862 Mexico Class(es): 030	Class I

TRADEMARK	COUNTRY CLASS
BRAVO! Stylized 64388/1 39941 823 39941 Oman Class(es): 005	Class II
BRAVO! Stylized 64388/3 39943 Oman Class(es): 030	Class II
BRAVO! Stylized 64388/4 39944 Oman Class(es): 032	Class II
BRAVO! Stylized 64388/2 39942 823 39942 Oman Class(es): 029	Class II
BRAVO! Stylized 64388/029 39581 Qatar Class(es): 029	Class II
BRAVO! Stylized 64388/032 39583 Qatar Class(es): 032	Class II
BRAVO! Stylized 64388/030 39582 Qatar Class(es): 030	Class II
BRAVO! Stylized 64388/005 39584 Qatar Class(es): 005	Class II
BRAVO! Stylized 64388/3 105949 Saudi Arabia Class(es): 030	Class II
BRAVO! Stylized 64388/4 105950 Saudi Arabia Class(es): 032	Class II
BRAVO! Stylized 64388/1 105947 Saudi Arabia Class(es): 005	Class II
BRAVO! Stylized 64388/2 80274 81199 United Arab Emirates Class(es): 029	Class II

TRADEMARK	COUNTRY CLASS
BRAVO! Stylized 64388/3 80275 81198 United Arab Emirates Class(es): 030	Class II
BRAVO! Stylized 64388/4 80276 81197 United Arab Emirates Class(es): 032	Class II
BRAVO! Stylized 64388/1 80273 United Arab Emirates Class(es): 005	Class II
BRAVO! Stylized 64388/2 78/757,215 United States of America Class(es): 029, 030, 032	Class I
BRAVO! Stylized 64388/1 78757202 3227083 United States of America Class(es): 005, 029, 030, 032	Class I
CAFECCINO 78747310 United States of America Class(es):	Class I
CAFECCINO Stylized 64386-2/ 77115 816 65803 Kuwait Class(es): 030	Class II
CAFFECINO 64386/2 822817 Mexico Class(es): 030	Class I
CAFFECINO 64386/2 78954006 United States of America Class(es): 030	Class I
FRUIT SLAMMERS 78119415 United States of America Class(es):	Class I
METRECARB 61029/ 78368965 United States of America Class(es): 029	Class I
MILK SLAMMERS 78119243 United States of America Class(es):	Class I

TRADEMARK	COUNTRY CLASS
MILK WITH AN ATTITUDE 64382/ 1280292 Canada Class(es):	Class I
MILK WITH AN ATTITUDE 64382/ 78/746,411 3,162,292 United States of America Class(es): 029:	Class I
MUSCLE SLAMMERS 67531/ 77124075 United States of America Class(es):	Class I
NUTRA SLAMMERS 78119412 United States of America Class(es):	Class I
NUTRIMILK 77142130 United States of America Class(es):	Class I
NUTRITION BAR IN A BOTTLE 63796/ 1285351 Canada Class(es):	Class I
NUTRITION BAR IN A BOTTLE 63796/ 4824868 4824868 European Community Class(es): 029	Class II
NUTRITION BAR IN A BOTTLE 63796/ 78667224 United States of America Class(es): 029	Class I
POWER SLAMMERS 63795/ 1285344 Canada Class(es):	Class I
POWER SLAMMERS 63795/ 4825048 4825048 European Community Class(es): 029	Class II
POWER SLAMMERS 63795/ 78667231 United States of America Class(es): 029	Class I
POWER SLAMMERS 78119371 United States of America Class(es):	Class I

TRADEMARK	COUNTRY CLASS
SLAMMERS 62405/ 1264851 Canada Class(es):	Class I
SLAMMERS 64383/ 1293285 Canada Class(es):	Class I
SLAMMERS 62405/ 177438 Egypt Class(es): 029	Class II
SLAMMERS 64383/ 4960159 4960159 European Community Class(es): 029, 030, 032	Class II
SLAMMERS 62405/ 83559 83559 Jordan Class(es): 029	Class II
SLAMMERS 62405/ 5933 104420 Lebanon Class(es): 029:	Class II
SLAMMERS 62405/ 739306 911367 Mexico Class(es): 029	Class I
SLAMMERS 62405/ 36953 804 36953 Oman Class(es): 029	Class II
SLAMMERS 62405/ 36369 Qatar Class(es): 029	Class II
SLAMMERS 62405/ 102421 4138 Saudi Arabia Class(es): 029	Class II
SLAMMERS 624052 78698636 United States of America Class(es): 030	Class I
SLAMMERS 62405/ 78/512,874 United States of America Class(es): 030	Class I

TRADEMARK	COUNTRY CLASS
SLAMMERS 64383/ 78740628 United States of America Class(es): 029, 030, 032	Class I
SLAMMERS 78187451 United States of America Class(es):	Class I
SLAMMERS & Device 62405/ 45911 Bahrain Class(es): 029	Class II
SLAMMERS & Device 62405/ 76699 81626 United Arab Emirates Class(es): 029	Class II
SLAMMERS (and design) 57725/ 76/416,221 2,798,883 United States of America Class(es): IC 029	Class I
SLAMMERS (block letters) 62405/ 73901 786 62448 Kuwait Class(es): 029	Class II
SLAMMERS BANANA FORTIFIED MILK 76404130 United States of America Class(es):	Class I
SLAMMERS CHOCOLATE FORTIFIED MILK 76404438 United States of America Class(es):	Class I
SLAMMERS DULCE DE LECHE FORTIFIED MILK 57621/ 76/404,273 United States of America Class(es): IC 029	Class I
SLAMMERS FREEZE 78719566 United States of America Class(es):	Class I
SLAMMERS FORTIFIED MILK 57420/ 1,147,967 Canada Class(es):	Class I
SLAMMERS FORTIFIED MILK 57420/ 2827855 2827855 European Community Class(es): 29 Int	Class II

TRADEMARK	COUNTRY CLASS
SLAMMERS FORTIFIED MILK 57420/ 570428 781763 Mexico Class(es): 029	Class I
SLAMMERS FORTIFIED MILK 76394823 United States of America Class(es):	Class I
SLAMMERS FORTIFIED REDUCED FAT MILK (and 57727/ 76/416,222 2,798,884 design) United States of America Class(es): 29 Int	Class I
SLAMMERS ORANGE CREME FORTIFIED MILK 76404272 United States of America Class(es):	Class I
SLAMMERS STRAWBERRY FORTIFIED MILK 76404129 United States of America Class(es):	Class I
SLAMMERS VANILLA FORTIFIED MILK 76404270 United States of America Class(es):	Class I
SLIM SLAMMERS 78119364 United States of America Class(es):	Class I
SLIM SLAMMERS (and design) 57726/ 76/416,223 2,798,885 United States of America Class(es): 29 Int.	Class I
SLIM SLAMMERS FORTIFIED LOW FAT MILK (and 57728/ 76/416,220 2,798,882 design) United States of America Class(es): IC 029	Class I
SLIM SLAMMERS FORTIFIED MILK 57622/ 76/404,439 2,803,268 United States of America Class(es): IC 029	Class I
ULTIMATE MILK 64385/ 78750218 3189155 United States of America Class(es): 029	Class I
ZOOLICIOUS 78746131 United States of America Class(es):	Class I

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount:  $507,500.00 Issue Date:  August 8, 2008

SECURED CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, ATTITUDE DRINKS INC., a Delaware corporation (hereinafter called “Company”), hereby promises to pay to RFC BB HOLDINGS, LLC, a Delaware limited liability company, c/o Republic Financial Corporation at 3300 S. Parker Road, 5th Floor, Aurora, Colorado 80014 (the “Holder”), or its registered assigns or successors in interest or order, without demand, the sum of Five Hundred Seven Thousand Five Hundred Dollars ($507,500.00) (“Principal Amount”), on August 7, 2009 (the “Maturity Date”), if not sooner paid.

This Note has been entered into pursuant to the terms of an Asset Purchase Agreement between Company and Holder, dated of even date herewith (the “Purchase Agreement”), and shall be governed by the terms of such Purchase Agreement.  Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Purchase Agreement.  The following terms shall apply to this Note:

ARTICLE I

INTEREST; AMORTIZATION

1.1. Interest Rate.  Interest on the outstanding Principal Amount shall accrue from the date of this Note and shall be paid-in-kind on a quarterly basis during such period by being automatically added to the Principal Amount each quarter.  Interest on the outstanding Principal Amount shall accrue at the rate of ten percent (10%) per annum (the “Interest Rate”) and shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days.

1.2. Prepayment.  Company may prepay the Note in whole at any time prior to the Maturity Date upon not less than thirty (30) business days advance written notice to Holder, provided, however, that Holder shall have the right to convert the amount of such prepayment into shares of Common Stock of the Company (“Common Stock”) at any time until the date of prepayment set forth in such notice from Company.

1.3. Minimum Monthly Principal and Interest Payments.  On the Maturity Date, unless this Note has been (i) converted in accordance with the terms herein or (ii) repaid to Holder in full, Company shall pay to Holder amortizing payments of the outstanding Principal Amount of this Note as of the Maturity Date, together with all interest and fees thereon (collectively, the “Outstanding Amount”), commencing on the thirteenth (13th) month anniversary after the Issue Date and on the same day of each month thereafter (each a “Repayment Date”) until the Outstanding Amount has been repaid in full, provided that such monthly payments may be made by Company in cash or by the conversion of such Monthly Amount (as defined below) into Common Stock pursuant to the terms hereof.  Subject to Section 2.1 and Article III below, on each Repayment Date, Company shall make payments to Holder in an amount equal to eight and one-third percent (8.333%) of the Outstanding Amount, together with any other amounts which are then owing under this Note that have not been paid (collectively, the “Monthly Amount”).  Amounts of conversions made by Holder or Company pursuant to Section 2.1 or Article III shall be applied first against outstanding fees and damages, then outstanding interest and then to Principal Amounts of any not yet due Monthly Amounts at the discretion of Holder.

1.4. Default Interest Rate.  Following the occurrence and during the continuance of an Event of Default (as defined in Article IV), which, if susceptible to cure is not cured within the cure periods (if any) set forth in Article IV, otherwise then from the first date of such occurrence, the annual interest rate on this Note shall (subject to Section 6.7) be fifteen percent (15%).

ARTICLE II

CONVERSION AND REPAYMENT

2.1. Payment of Monthly Amount in Cash or Common Stock.  Company shall pay the Monthly Amount on the applicable Repayment Date, at Company’s election, in either of the following manners:  (i) in cash equal to 110% of the Monthly Amount, or (ii) in registered Common Stock sufficient to repay the Monthly Amount on the Repayment Date, as such amount may be adjusted as described herein; provided that, each time Company elects to pay the Monthly Amount pursuant to clause (ii), the Company agrees to immediately provide additional amounts to Holder, either through delivery of cash or registered Common Stock, in the event that, if Holder sells the registered Common Stock originally provided to repay the Monthly Amount on the relevant Repayment Date within thirty (30) days of the relevant Repayment Date, Holder receives an amount of cash that is less than the Monthly Amount.  Amounts paid with shares of Common Stock must be delivered to Holder not later than three business days after the applicable Repayment Date. Company must send notice to Holder by confirmed telecopier not later than 6:00 PM, New York City time on the thirtieth trading day preceding a Repayment Date notifying Holder of Company’s election to pay the Monthly Amount in cash or Common Stock.  The Notice must state the amount of the Monthly Amount including a description of the components of such Monthly Amount and include supporting calculations.  If such notice is not given, or is not timely sent or if the Monthly Amount is not timely delivered or if Company elects to pay the Monthly Amount with Common Stock, then Holder shall have the right, instead of the Company, to elect in writing prior to three trading days before the applicable Repayment Date, whether to be paid in cash or Common Stock.  If notice by the Company is not given, or is not timely given, then, unless notice is given by Holder pursuant to the preceding sentence, the relevant Monthly Amount must be paid in cash.  Such Holder’s election shall not be construed to be a waiver of any default by Company relating to non-timely compliance by Company with any of its obligations under this Note.

2.2. Effective Registration Statement.  Notwithstanding anything to the contrary herein, no amount payable hereunder may be paid in shares of Common Stock by Company nor may Company exercise its right to give a Notice of Mandatory Conversion (as defined below) without Holder’s consent unless (a) either (i) an effective current Registration Statement covering the shares of Common Stock to be issued in satisfaction of such obligations exists, or (ii) an exemption from registration of the resale of shares of Common Stock to be issued in satisfaction of such obligations is available pursuant to Rule 144(k) of the 1933 Act, (b) an Event of Default hereunder (or an event that with the passage of time or the giving of notice could become an Event of Default), is not pending or is otherwise waived in writing by Holder in whole or in part at Holder’s option, and (c) the principal market is either the OTC Bulletin Board, American Stock Exchange, Nasdaq Capital Market, Nasdaq Global Market, or New York Stock Exchange (each a “Principal Market”) from and after thirty (30) days prior to the relevant Repayment Date.

ARTICLE III

CONVERSION RIGHTS

3.1. Holder’s Conversion Rights.

(a) Optional Conversion.  Holder shall have the right, but not the obligation, at any time to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with interest and fees due hereon, and any sum arising under the Purchase Agreement, into the number of shares of Common Stock equal to (1) the aggregate outstanding Principal Amount of this Note, together with interest and fees due hereon, and any sum arising under the Purchase Agreement, divided by (2) $1.00 (“Fixed Conversion Price”).  Holder may exercise such right by delivery to Company of a written Notice of Conversion pursuant to Section 3.2.

(b) Mandatory Conversion.  In the event the average share price of the Common Stock over a consecutive thirty day trading period is greater than or equal to $2.00 per share, as reported by Bloomberg L.P. for the Principal Market, then Company may, upon written notice to Holder (a “Notice of Mandatory Conversion”), require Holder to convert the aggregate outstanding Principal Amount of this Note, together with interest and fees due hereon, and any sum arising under the Purchase Agreement into the number of shares of Common Stock equal to (1) the aggregate outstanding Principal Amount of this Note, together with interest and fees due hereon, and any sum arising under the Purchase Agreement, divided by (2) the Fixed Conversion Price.

3.2. Mechanics of Holder’s Conversion.

(a) In the event that Holder elects to convert any amounts outstanding under this Note into Common Stock, Holder shall give notice of such election by delivering an executed and completed notice of conversion (a “Notice of Conversion”) to Company, which Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and amounts being converted.  The original Note is not required to be surrendered to Company until all sums due under the Note have been paid.  On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records.  Each date on which a Notice of Conversion is delivered or telecopied to Company in accordance with the provisions hereof shall be deemed a “Conversion Date.” A form of Notice of Conversion to be employed by Holder is annexed hereto as Exhibit A.

(b) Pursuant to the terms of a Notice of Conversion, Company will issue instructions to the transfer agent accompanied by an opinion of counsel (if so required by Company’s transfer agent), and, except as otherwise provided below, shall cause the transfer agent to transmit the certificates representing the Conversion Shares (as defined below) to Holder by crediting the account of Holder’s designated broker with the Depository Trust Corporation (“DTC”) through the Florida Atlantic Stock Transfer, Inc. (“FAST”) within three (3) business days after receipt by Company of the Notice of Conversion (the “Delivery Date”).  In the case of the exercise of the conversion rights set forth herein, the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by Company of the Notice of Conversion.  Holder shall be treated for all purposes as the beneficial holder of such shares of Common Stock, or, in the case that Company delivers physical certificates as set forth below, the record holder of such shares of Common Stock, unless Holder provides Company written instructions to the contrary.  Notwithstanding the foregoing to the contrary, Company or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on Holder’s behalf by FAST (or certificates free of restrictive legends) if the registration statement providing for the resale of the shares of Common Stock issuable upon the conversion of this Note is effective and Holder has complied with all applicable securities laws in connection with the sale of the Common Stock, including, without limitation, the prospectus delivery requirements and has provided representations accordingly.  In the event that Conversion Shares cannot be delivered to Holder by FAST, Company shall deliver physical certificates representing the Conversion Shares by the Delivery Date to an address designated by Holder in the U.S.

3.3. Conversion Mechanics.

(a) The number of shares of Common Stock to be issued upon each conversion of this Note pursuant to this Article III shall be determined by dividing that portion of the Principal Amount and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price (as applicable, the “Conversion Shares”).

(b) The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

1. Merger, Sale of Assets, etc.  If (A) the Company effects any merger or consolidation of the Company with or into another entity, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Company, or (F) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such Fundamental Transaction, upon or with respect to the securities subject to the conversion right immediately prior to such Fundamental Transaction.  The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser.  Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such Fundamental Transaction.

2. Reclassification, etc.  If Company at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion hereof and accrued interest hereon, shall thereafter be deemed to evidence the right to convert into an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

3. Stock Splits, Combinations and Dividends.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Fixed Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(c) Whenever the Fixed Conversion Price is adjusted pursuant to Section 3.3(b) above, Company shall promptly mail to Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

(d) No fractional share shall be issued upon the conversion of this Note.  All shares issuable upon conversion of the outstanding amount of this Note shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share.

3.4. Rights of Underlying Securities.  If the Note is converted into shares of Common Stock pursuant to the terms herein or if shares of Common Stock are issued Holder pursuant to Section 2.1 herein, Holder shall have the rights and obligations set forth in the Registration Rights Agreement, dated as of the date hereof, between Holder and Company.

3.5. Reservation.  During the period the conversion right exists, Company will reserve from its authorized and unissued Common Stock not less than one hundred and seventy-five percent (175%) of the number of shares to provide for the issuance of Common Stock upon the full conversion of this Note.  Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  Company agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

3.6. Issuance of Replacement Note.  Upon any partial conversion of this Note, a replacement Note containing the same date and provisions of this Note shall, at the written request of Holder, be issued by Company to Holder for the outstanding Principal Amount of this Note and accrued interest which shall not have been converted or paid, provided Holder has surrendered an original Note to Company.  In the event that Holder elects not to surrender a Note for reissuance upon partial payment or conversion, Holder hereby indemnifies Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note, and Company is hereby expressly authorized to offset any such amounts mutually agreed upon by Company and Holder or pursuant to a judgment in Company’s favor against amounts then due under the Note.

ARTICLE IV

EVENTS OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

4.1. Failure to Pay Principal or Interest.  Company fails to pay any installment of a Monthly Amount under this Note when due and such failure continues for a period of five (5) business days after the due date.

4.2. Breach of Covenant.  Company breaches any material covenant or other term or condition of the Purchase Agreement or this Note in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to Company from Holder.

4.3. Breach of Representations and Warranties.  Any material representation or warranty of Company made herein, in the Purchase Agreement or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made.

4.4. Receiver or Trustee.  Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for them or for a substantial part of their property or business; or such a receiver or trustee shall otherwise be appointed.

4.5. Judgments.  Any money judgment, writ or similar final process shall be entered or filed against Company or any subsidiary of Company or any of their property or other assets for more than $100,000, and shall remain unvacated, unbonded, unappealed, unsatisfied, or unstayed for a period of forty-five (45) days.

4.6. Non-Payment.  A default by Company under any one or more obligations in an aggregate monetary amount in excess of $100,000 for more than thirty (30) days after the due date, unless Company is contesting the validity of such obligation in good faith and has segregated cash funds equal to the contested amount.

4.7. Bankruptcy.  Bankruptcy, insolvency, reorganization, or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against Company.

4.8. Delisting.  Delisting of the Common Stock from any Principal Market for a period of fifteen (15) consecutive trading days; or notification from a Principal Market that Company is not in compliance with the conditions for such continued listing on such Principal Market.

4.9. Stop Trade.  A Securities and Exchange Commission (“SEC”) or judicial stop trade order or Principal Market trading suspension with respect to Company’s Common Stock that lasts for fifteen (15) or more consecutive trading days.

4.10. Failure to Deliver Common Stock or Replacement Note.  Company’s failure to timely deliver Common Stock to Holder pursuant to and in the form required by this Note, or if required, a replacement Note.

4.11. Reverse Splits.  Company effectuates a reverse split of its Common Stock without twenty days prior written notice to Holder.

4.12. Cross Default.  A default by Company of a material term, covenant, warranty or undertaking of the Security Agreement or other agreement to which Company and Holder are parties, which is not cured after any required notice and/or cure period.

4.13. Reservation Default.  Failure by Company to have reserved for issuance upon conversion of the Note the amount of Common Stock as set forth in this Note.

4.14. Financial Statement Restatement.  The restatement of any financial statements filed by Company for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a material adverse effect on Company, provided, however, that if any restatement of any financial statements is required to be filed by the Company as a result of, or in response to, any new or modified federal or state statute, law, rule or regulation, including any rules and regulations of the SEC, then such restatement of the Company’s financial statements shall not be an Event of Default.

ARTICLE V

SECURITY INTEREST

5.1. Security Interest/Waiver of Automatic Stay.  This Note is secured by a first priority perfected security interest granted to Holder pursuant to the Intellectual Property Security Agreement, dated as of the Issue Date, delivered by Company to Holder (the “Security Agreement”).  Company acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against Company, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then Holder should be entitled to, among other relief to which Holder may be entitled under any other agreement to which Company and Holder are parties (collectively, “Loan Documents”) and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law.  COMPANY EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362.  FURTHERMORE, COMPANY EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW.  Company hereby consents to any motion for relief from stay that may be filed by Holder in any bankruptcy or insolvency proceeding initiated by or against Company and, further, agrees not to file any opposition to any motion for relief from stay filed by Holder.  Company represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that Holder would not agree to the terms of the Loan Documents if this waiver were not a part of this Note.  Company further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither Holder nor any person acting on behalf of Holder has made any representations to induce this waiver, that Company has been represented (or has had the opportunity to he represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by Company and that Company has discussed this waiver with counsel.

ARTICLE VI

MISCELLANEOUS

6.1. Failure or Indulgence Not Waiver.  No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

6.2. Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:  (i) if to Company to:  Attitude Drinks Inc., 10415 Riverside Drive, Ste. 101, Palm Beach Gardens, FL 33410, Attn:  Roy Warren, CEO and President, telecopier:  (561) 799-5039, with a copy by telecopier only to:  Weed & Co., LLP, 4695 MacArthur Court, Suite 1430, Newport Beach, CA 92660, Attn:  Rick Weed, Esq., telecopier number:  (949) 475-9087, and (ii) if to Holder, to the name, address and telecopy number set forth on the front page of this Note.

6.3. Amendment Provision.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

6.4. Assignability.  This Note shall be binding upon Company and its successors and assigns, and shall inure to the benefit of Holder and its successors and assigns.

6.5. Cost of Collection.  If default is made in the payment of this Note, Company shall pay Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

6.6. Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Delaware, including, but not limited to, Delaware statutes of limitations.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of Delaware or in the federal courts located in the State of Delaware.  Both parties and the individual signing this Agreement on behalf of Company agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note.  Nothing contained herein shall be deemed or operate to preclude Holder from bringing suit or taking other legal action against Company in any other jurisdiction to collect on Company’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of Holder.  This Note shall be deemed an unconditional obligation of Company for the payment of money.  For purposes of such rule or statute, any other document or agreement to which Holder and Company are parties or which Company delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Company’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

6.7. Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by Company to Holder and thus refunded to Company.

6.8. Construction.  Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

6.9. Redemption.  This Note may not be redeemed or called without the consent of Holder except as described in this Note.

6.10. Stockholder Status.  Holder shall not have rights as a stockholder of Company with respect to unconverted portions of this Note.  However, Holder will have the rights of a stockholder of Company with respect to the Shares of Common Stock to be received after delivery by Holder of a Notice of Conversion to Company.

6.11. Non-Business Days.  Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Delaware, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

[Signature Page Follows]

IN WITNESS WHEREOF, Company has caused this Secured Convertible Promissory Note to be signed in its name by an authorized officer as of the Issue Date.

ATTITUDE DRINKS INC.

By:	/s/ Roy G. Warren
	Name:	Roy G. Warren
	Title:	President, CEO

WITNESS:

/s/ Debra L. Lieblong
Debra L. Lieblong

NOTICE OF CONVERSION

(To be executed by Holder in order to convert the Note)

The undersigned hereby elects to convert $__________ of the principal and $__________ of the interest due on the Note issued by Attitude Drinks Inc. on July ___, 2008 into Shares of Common Stock of Attitude Drinks Inc. (the “Company”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:

Conversion Price:

Number of Shares of Common Stock Beneficially Owned on the Conversion Date:  Less than 5% of the outstanding Common Stock of Attitude Drinks Inc.

Shares To Be Delivered:

Signature:

Print Name:

Address: